EXHIBIT 10.1

FIRST AMENDMENT TO BRAND LICENSING AGREEMENT

This FIRST AMENDMENT TO BRAND LICENSING AGREEMENT (this “AMENDMENT”) dated as of June 28, 2010, is by and between Barricade Merger Sub, Inc., a Delaware corporation (“LICENSEE”), successor by merger to Brink’s Home Security Holdings, Inc. (“BHSHI”), and Brink’s Network, Incorporated, a Delaware corporation (“LICENSOR”).

W I T N E S S E T H

WHEREAS, LICENSOR and BHSHI entered into that certain Brand Licensing Agreement dated as of October 31, 2008 (the “AGREEMENT”);

WHEREAS, capitalized terms used in this AMENDMENT and not otherwise defined herein have the meanings given to such terms in the AGREEMENT;

WHEREAS, under the terms of the AGREEMENT, LICENSOR granted LICENSEE a license to utilize the TRADE SYMBOLS to provide SERVICES and to market PRODUCTS in the TERRITORY;

WHEREAS, on May 14, 2010, BHSHI was merged into LICENSEE, a direct wholly owned subsidiary of Tyco International Ltd.;

WHEREAS, on May 14, 2010, BHSHI assigned this AGREEMENT to LICENSEE with the consent of The Brink's Company, the parent corporation of LICENSOR;

WHEREAS, LICENSEE and its subsidiary Broadview Security, Inc. intend to stop utilizing the TRADE SYMBOLS and LICENSEE intends to terminate the AGREEMENT no later than August 27, 2010; and

WHEREAS, LICENSOR and LICENSEE desire to agree on the amount of the final licensing fee to be paid by LICENSEE to LICENSOR and certain other matters as set forth herein.

NOW, THERFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Capitalized terms used in this AMENDMENT and not otherwise defined herein have the meanings given to such terms in the AGREEMENT.

2.  The AGREEMENT shall be deemed terminated as of August 15, 2010 (the “TERMINATION DATE”), without the requirement of further notice from either party.  Notwithstanding the foregoing, LICENSEE shall have the option to extend the

TERMINATION DATE to August 27, 2010 (“EXTENSION PERIOD”) upon written notice exercising such option given to LICENSOR not later than August 10, 2010.

3.  In lieu of and in substitution for any remaining or further ROYALTY AMOUNTS that would be payable to LICENSOR pursuant to Section 6 of the AGREEMENT for the period commencing April 1, 2010, through the Termination Date and, if applicable, the Extension Period, LICENSEE shall pay LICENSOR the fixed sum of (a) two million seven hundred and seventy thousand dollars and No/100 Dollars ($2,770,000.00) (the “INITIAL PAYMENT”) for the period commencing April 1, 2010, through August 15, 2010, and (b) three hundred seven thousand seven hundred and seventy-eight dollars ($307,778.00) for the EXTENSION PERIOD, if any (the “SUBSEQUENT PAYMENT”) (collectively, the “FINAL ROYALTY AMOUNT”), as full and final payment of all ROYALTY AMOUNTS due and payable to LICENSOR for the period commencing April 1, 2010, through the TERMINATION DATE and the EXTENSION PERIOD, as applicable.  LICENSEE shall pay the INITIAL PAYMENT to LICENSOR on or before July 21, 2010 and shall pay the SUBSEQUENT PAYMENT, if any, to LICENSOR on or before August 10, 2010.  Subsections 6(e), (f), (g), and (h) of the AGREEMENT shall continue to apply to the FINAL ROYALTY PAYMENT.

4.  Subsection 2(b) of the AGREEMENT is hereby deleted and the following substituted therefor:

“(b) LICENSEE shall not have the right to grant sublicenses to the right to use the TRADE SYMBOLS without the prior written approval of LICENSOR, which LICENSOR may refuse in its sole discretion. Notwithstanding the foregoing, LICENSEE may, without LICENSOR’s approval (subject to LICENSEE’s compliance with the last sentence of Section 12), sublicense its rights hereunder to (i) Broadview Security, Inc. and Broadview Security Canada Limited, or (ii) any agent, subcontractor, dealer, distributor or other representative of LICENSEE,  Broadview Security, Inc. or Broadview Security Canada Limited solely to the extent necessary to enable such agent, subcontractor, dealer, distributor or other representative to provide SERVICES or PRODUCTS for or on behalf of LICENSEE,  Broadview Security, Inc., or Broadview Security Canada Limited, provided that (x) such sublicense shall be subject to the terms and conditions of this AGREEMENT, and (y) such sublicense shall terminate automatically upon such sublicensee’s ceasing to be a WHOLLY OWNED SUBSIDIARY of LICENSEE or an agent, subcontractor, dealer, distributor or other representative, as applicable, of LICENSEE, Broadview Security, Inc., or Broadview Security Canada Limited.  LICENSEE shall be responsible for each such sublicensee’s compliance with the terms of this AGREEMENT and such sublicense and shall be liable for any breach of this AGREEMENT and such sublicense by each such sublicensee. For the avoidance of doubt, LICENSEE shall not sublicense,  use or  directly or indirectly permit the use of the TRADE SYMBOLS for any advertising or marketing campaign or materials that reference any PERSON other than Broadview Security, Inc. or Broadview Security Canada, Limited.”

5.  Subsection 5(h)(ii) of the AGREEMENT is hereby amended by deleting and replacing sub-section (D) with the following and adding a new sub-section (E) as follows:

 “(D) for a period of one (1) year after termination, cancelation or expiration of this AGREEMENT, LICENSOR shall, at LICENSEE’s expense cooperate, with LICENSEE to maintain registration of the BHS DOMAIN NAMES and use reasonable efforts to redirect internet users that attempt to access any BHS DOMAIN NAME to the domain name adopted by LICENSEE for its continuing business to replace such BHS DOMAIN NAME that is provided by LICENSEE to LICENSOR in writing for this purpose, pursuant to arrangements reasonably satisfactory to LICENSOR AND LICENSEE;  provided that LICENSEE shall indemnify LICENSOR in respect of any claims arising at any time, directly or indirectly, from LICENSOR’s compliance with this clause (D) on the terms set forth in Section 13 (treating such claims as having arisen in connection with LICENSEE’s performance under this AGREEMENT), and

(E) for a period of six (6) months after termination, cancelation or expiration of this AGREEMENT (“LINK PERIOD”), LICENSOR shall, at LICENSEE’s expense, provide a link on the Brink’s website “www.brinks.com” to up to three (3) websites to be adopted by LICENSEE for its continuing business (the “LINKS”) that are provided by LICENSEE to LICENSOR for this purpose, pursuant to arrangements reasonably satisfactory to LICENSOR and LICENSEE, provided that LICENSEE shall have the option to extend the LINK PERIOD for additional one-month periods, up to a maximum of six (6) additional months, if LICENSEE and its AFFILIATES collectively receive one hundred and fifty (150) or more SALES LEADS (as defined below) during the prior month and LICENSEE provides written notice certifying the receipt of SALES LEADS and exercising such option to LICENSOR within three (3) business days of the end of such month, and further provided that LICENSEE shall indemnify LICENSOR in respect of any claims arising at any time, directly or indirectly, from LICENSOR’s compliance with this clause (E) on the terms set forth in Section 13 (treating such claims as having arisen in connection with LICENSEE’s performance under this AGREEMENT).  For purposes of this Subsection 5(h)(ii)(E) of the Agreement, “SALES LEAD” is defined as an individual or business that contacts LICENSOR or its AFFILIATES via the LINKS and expresses an interest in the services or products offered by LICENSOR or its AFFILIATES.

Notwithstanding any provision herein to the contrary, this Subsection (h) shall survive the termination, cancelation or expiration of this AGREEMENT.”

6.  The following shall be added to Section 17 of the AGREEMENT:

“Notwithstanding anything contained herein or in any other document to the contrary, neither this AGREEMENT nor any of the rights, licenses and obligations of LICENSEE hereunder shall be assigned, conveyed, sublicensed (except as otherwise provided in Section 2) or transferred in whole or in part by LICENSEE without LICENSOR’S prior written consent which LICENSOR may in its sole discretion withhold.  Except for the assignment of the AGREEMENT to LICENSEE, LICENSEE hereby represents and warrants that neither the AGREEMENT nor any of the rights, licenses or obligations of LICENSEE hereunder have been assigned, conveyed, sublicensed (except as otherwise provided in Section 2) or transferred.”

7.  All other terms and provisions of the AGREEMENT not specifically modified by this AMENDMENT, including, without limitation, all terms and provisions related to the discontinuance of the use of the TRADE SYMBOLS set forth in subsections 5(g), and (j) of the AGREEMENT, shall continue in full force and effect as specified in the AGREEMENT.

IN WITNESS WHEREOF, each of the parties hereto has caused this FIRST AMENDMENT TO BRAND LICENSING AGREEMENT to be executed and sealed by its duly authorized representative on the date indicated.

BRINK'S NETWORK, INCORPORATED

By:	/s/ Frank T. Lennon
Name:	Frank T. Lennon
Title:	Vice President

BARRICADE MERGER SUB, INC.

By:	/s/ John S. Jenkins Jr.
Name:	John S. Jenkins Jr.
Title:	Vice President